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                                                                     Exhibit 3.1

                  STATE OF CALIFORNIA

                  OFFICE OF THE SECRETARY OF STATE

                  Corporation Division


                  I, MARCH FONG EU, Secretary of State of the State of California, hereby certify:

                  That the annexed transcript has been compared with the corporate record on file in this office, of which it purports to be a copy, and that same is full, true and correct.


                                       IN WITNESS WHEREOF, I execute
                                            this certificate and affix the Great
                                            Seal of the State of California this


                                                   OCT 28 1988
                                       ------------------------------------

                                       /s/ March Fong Eu
                                       ------------------------------------
                                                Secretary of State





[SEAL]
The Great Seal of the
State of California


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                           FIRST AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                             MISSION ENERGY COMPANY
                            A CALIFORNIA CORPORATION

                     (As Amended Through September 6, 1988)

          1. We, James S. Pignatelli and Alan M. Fenning, hereby certify that we are the President and Secretary, respectively of Mission Energy Company, a California corporation, and that the following correctly sets forth the text of the Articles of Incorporation of said corporation, as amended to the date of filing of this certificate.

          2. The foregoing Articles of Incorporation shall be amended and restated to read in full as follows:


                           "FIRST AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                             MISSION ENERGY COMPANY
                            A CALIFORNIA CORPORATION

                                       I

          The name of the corporation is Mission Energy Company.

                                       II

          The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

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                                      III

          This corporation is authorized to issue only one class of shares, which shall be designated "common" shares. The total authorized number of such shares authorized to be issued is ten thousand (10,000) shares.

                                      IV

          1. The liability of directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

          2. The corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through bylaw provisions, agreements with agents, vote of shareholders or disinterested directors, or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject only to the applicable limits set forth in Section 204 of the California Corporations Code with respect to actions for breach of duty to the corporation and its shareholders.

          The foregoing amendments and this certificate have been duly approved by the Board of Directors. Also, the foregoing amendments and this certificate have been duly approved by the required vote of the shareholders in accordance with Section 902 of the California Corporation Code. The total number of outstanding shares of this corporation is 100. The number of shares voting in favor of the amendments and this certificate equaled or exceeded the vote required. The percentage vote required was more than 50%. The Board of Directors and the shareholders have authorized the President and Secretary of this corporation to file with the Secretary of State of California this First Amended and Restated Articles of Incorporation."

          IN WITNESS WHEREOF, the undersigned have executed this Certificate on October 13, 1988.


                                       /s/ James S. Pignatelli
                                       --------------------------------
                                       James S. Pignatelli, President


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                                       /s/ Alan M. Fenning
                                       --------------------------------
                                       Alan M. Fenning, Secretary


                                  VERIFICATION

          The undersigned JAMES S. PIGNATELLI and ALAN M. FENNING, the President and Secretary, respectively, of Mission Energy Company, each declares under penalty of perjury under the laws of the State of California that the matters set forth in the foregoing certificate are true of his own knowledge.

          Executed at Irvine, California, on this 13th day of October, 1988.


                                       /s/ James S. Pignatelli
                                       --------------------------------
                                       James S. Pignatelli, President


                                       /s/ Alan M. Fenning
                                       --------------------------------
                                       Alan M. Fenning, Secretary



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